UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2025

HAMMER FIBER OPTICS HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-35876	98-1032170
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6151 Lake Osprey Drive, Suite 300
 Sarasota, Florida, United States 34240
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (844) 413 2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 4, 2025, the Board of Directors of the Company voted unanimously to appoint Eric Maire to the Board as an Independent Director. Mr. Maire has extensive experience in the financial sector, and the Company believes his appointment will support the Company's strategic plan for deployment of its financial technology platform.

Mr. Maire will serve an initial term that will expire at the Company's 2026 Annual Meeting of Shareholders (the "Annual Meeting") and will continue until his successor has been elected and qualified, subject to earlier death, resignation, disqualification, or removal. Mr. Maire will stand for reelection at the Annual Meeting.

There are no arrangements or understandings between Mr. Maire and any other persons pursuant to which he was selected as a director, no family relationships between Mr. Maire and any of the Company's directors or other executive officers, and no transaction in which he has an interest that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hammer Fiber Optics Holdings, Corp.

Dated: April 18, 2025

/s/ Michael P. Cothill

Name:  Michael Cothill

Title:    Principal Executive Officer